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Exhibit 10.16

ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement ("Agreement"), made as of the 17th day of December, 2001, between Empire Broadcasting Corporation, a Delaware corporation ("Seller"), and Hispanic Broadcasting Corporation, a Delaware corporation ("Buyer").

WITNESSETH:

        WHEREAS, Seller is the licensee of Radio Station KARA (FM), Santa Clara, California (the "Station") and related licenses and authorizations issued by the Federal Communications Commission (the "FCC");

        WHEREAS, Seller desires to sell certain properties and assets pertaining to the Station, and Buyer desires to purchase the same, subject to the terms and conditions set forth herein;

        WHEREAS, the defined terms shall have the meanings ascribed to them in Article 13;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer hereby agree as follows:

ARTICLE 1
ASSETS TO BE CONVEYED

        1.1    Closing. Subject to (i) the provisions of Section 10.1 and (ii) the satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the closing condition is imposed), on or prior to the date scheduled for the Closing, of the closing conditions set forth in Article 7 hereof, including, for example, the consent of the FCC to the transaction contemplated by this Agreement, the closing (the "Closing") of the sale and purchase of the Station Assets (as defined in Section 1.2) shall take place in the offices of Hoge, Fenton, Jones & Appel, Inc., 60 South Market Street, Suite 1400, San Jose, California, at 11:00 a.m., local time, on the seventh day following the satisfaction or waiver of the conditions set forth in Article 7 (or on the next normal business day if the tenth day is not a normal business day) or on January 2, 2002, whichever is later, or at such other place, time or date as Buyer and Seller may mutually agree in writing.

        1.2    Transfer of Assets. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, assign, transfer, convey and deliver to Buyer on the Closing Date, and Buyer agrees to purchase all of Seller's right, title and interest in, the following assets, together with any additions thereto (pursuant to paragraph (a) or paragraph (e) below) between the date of this Agreement and the Closing Date, free and clear of all Liens, except as otherwise provided in this Agreement, but excluding the assets described in Section 1.3 (collectively, the "Station Assets"):

          (a)  All licenses, permits, construction permits, and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state or local governmental authority to Seller, currently in effect and used in the conduct of the business or operations of the Station, together with renewals or modifications thereof and any additions thereto between the date hereof and the Closing Date, including, without limitation, the licenses, permits and authorizations listed on Schedule 1.2(a) attached hereto (the licenses, permits and authorizations issued by the FCC collectively are referred to herein as the "FCC Licenses;" and the FCC Licenses and the licenses, permits and other authorizations issued by any other governmental authority collectively are referred to herein as the "Station Licenses");

          (b)  All of Seller's right, title and interest in the equipment, spare parts and other tangible personal property located at the Station's transmitters or studio site and used exclusively in the operation of the Station and in any other tangible personal property identified on Schedule 1.2(b) (the "Personal Property");

          (c)  All contracts which (i) are listed on Schedule 1.2(c) hereto and designated as "material contracts" (the "Material Contracts"), (ii) are listed on Schedule 1.2(c) and designated as "other contracts" provided that, as to any such contract the assignment of which requires the consent of a party other than Seller, such consent is obtained prior to the Closing (the "Other Contracts"), or (iii) are entered into between the date hereof and the Closing which Seller has agreed to assign, and Buyer has agreed to assume, in writing at the Closing provided that, with respect to any such contract the assignment of which requires the consent of a party other than Seller, such consent is obtained prior to the Closing (the "Post-Agreement Contracts"); the Material Contracts, Other Contracts and Post-Agreement Contracts being referred to in this Agreement as the "Assumed Contracts;"

          (d)  Seller's public inspection file, filings with the FCC relating to the Station, and such technical information, engineering data, rights under manufacturers' warranties as exist at Closing and relate exclusively to the assets being conveyed hereunder;

          (e)  All copyrights, logos, slogans, trademarks, trade names, service marks, domain names and other intellectual property used by the Station, as listed on Schedule 1.2(e), together with any associated goodwill (the "Intellectual Property");

          (f)    Copies of the Assumed Contracts, and all records required by the FCC to be kept by the Station;

          (g)  All of Seller's proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints and schematics, including filings with the FCC, relating to the business and operation of the Station;

          (h)  All of Seller's right, title and interest in and to the transmission tower and related real property listed on Schedule 1.2(h) hereto, including, without limitation, the fee interest in the real property and all of the improvements thereon (the "Real Property"), free and clear of all Liens except as indicated on Schedule 1.2(h) hereto and, notwithstanding Schedule 1.2(h), free and clear of all tenancies and occupants; and

          (i)    Those agreements and arrangements for the exchange of advertising time for consideration other than money (the "Trade-Out Agreements") set forth on Schedule 1.2(i) which remain in effect and unfulfilled as of the Closing Date.

        1.3    Excluded Assets. The Station Assets shall not include the following:

          (a)  All cash, cash equivalents or similar investments such as certificates of deposit, treasury bills and other marketable securities on hand and/or in banks, deposits or prepaid expenses of Seller;

          (b)  All accounts receivable of Seller;

          (c)  Any insurance policies, promissory notes, amounts due from employees, bonds, letters of credit, certificates of deposit, or other similar items, and any cash surrender value in regard thereto;

          (d)  Any pension, profit-sharing or cash or deferred (section 401(k)) plans and trust and assets thereof any other employee benefit plan or arrangement and the assets thereof of Seller;

          (e)  Duplicate copies of such records as may be necessary to enable Seller to prepare and file tax returns and reports, all original financial statements and supporting materials, all books and records that Seller is required by law to retain, and all records of Seller relating to the sale of the Station Assets;

          (f)    Any interest in and to any refunds of federal, state or local franchise, income or other taxes for periods prior to the Closing;

          (g)  All tangible and intangible personal property disposed of or consumed between the date of this Agreement and the Closing, as permitted under this Agreement;

          (h)  Any other assets identified on Schedule 1.3(h).

          (i)    Assets not used by Seller in the operation of the Station; and

          (j)    The real property located at 750 Story Road, San Jose, California.

        1.4    Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge and perform all obligations and liabilities of Seller arising or accruing after the Closing under the Station Licenses, Assumed Contracts and the Trade-Out Agreements. Buyer shall not assume any other obligations or liabilities of Seller, including (i) any obligations or liabilities under any contract or agreement not included in the Assumed Contracts or the Trade-Out Agreements, (ii) any obligation or liabilities under the Assumed Contracts relating to the period prior to the Closing except insofar as an adjustment therefor is made in favor of Buyer under Section 2.4, (iii) any claims or pending litigation or proceedings relating to the operation of the Station prior to the Closing, (iv) any obligations or liabilities of Seller which are unrelated to the Station, (v) any agreements, executed or executory, relating to the exchange of broadcast time on the Station for goods, wares, services, advertising, promotions, merchandising or anything other than cash ("Trade-Out Agreements"), and (vi) any obligations relating to the Excluded Assets.

ARTICLE 2
PURCHASE PRICE

        2.1    Purchase Price. The purchase price (the "Purchase Price") for the Station Assets shall be Fifty Eight Million Twenty Five Thousand One Hundred Twenty Five Dollars ($58,025,125).

        2.2    Payment of Purchase Price. Buyer shall pay the Purchase Price as follows:

          (a)  Simultaneous with the execution of this Agreement, Buyer shall deposit $2,901,256.25 (the "Escrow Deposit") with the Escrow Agent to be held and distributed pursuant to the Escrow Agreement attached hereto as Exhibit A.

          (b)  At the Closing, Buyer shall pay Seller the Purchase Price, less the Escrow Deposit, by wire transfer of immediately available funds to an account at a bank or other financial institution pursuant to wire transfer instructions that Seller shall deliver to Buyer at least five (5) days prior to the Closing Date.

        2.3    Allocation. The Purchase Price shall be allocated for income tax purposes in the manner set forth in Schedule 2.3 to this Agreement. Such agreed allocations shall be used by the parties in preparing all relevant tax returns, information reports and other tax documents and forms. Such allocation shall be based on an appraisal by a mutually acceptable appraiser. The parties shall each pay for one-half of the appraiser's fee and expenses.

        2.4    Prorations. All income and expenses arising from the conduct of the business and operations of the Station shall be prorated between Buyer and Seller as of 12.01 a.m. local time, on the Closing Date in accordance with generally accepted accounting principles. Such prorations shall be based upon the principles that Seller shall be entitled to all income earned and shall be responsible for all liabilities and obligations accruing in connection with the operation of the Station until the Closing Date, and Buyer shall be entitled to such income earned and be responsible for such liabilities and obligations accruing in connection with the operation of the Station thereafter. Such prorations shall include, without limitation, all ad valorem and other property taxes (but excluding taxes arising by reason of the transfer of the Station Assets as contemplated hereby, which shall be paid as set forth in Section 12.1 of this Agreement), deposits, utility expenses, liabilities and obligations under all Assumed Contracts and Trade-Out Agreements, rents and similar prepaid and deferred items and all other expenses attributable to the ownership and operation of the Station; provided, however, there shall be no adjustment for, and Seller shall remain solely liable for, any contracts or agreements not included in the Assumed Contracts and any other obligation or liability not being assumed by Buyer in accordance with Section 1.4. All real estate taxes shall be apportioned on the basis of the number of days that each party owned the Real Property during the relevant tax year.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to Buyer that, except as otherwise disclosed in the schedules to this Agreement, including, for example, Schedule 3.0 (Schedule of Exceptions), the following representations and warranties will be true and correct on the Closing Date, except for those representations and warranties specifically noted as being true and correct as of the date of this Agreement through the Closing Date:

        3.1    Organization and Standing. As of the date of this Agreement through the Closing Date, Seller (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware; (b) is qualified to do business in the State of California; and (c) has all necessary power and authority to carry on the business of the Station.

        3.2    Authorization and Binding Obligation. As of the date of this Agreement through the Closing Date, Seller has all necessary power and authority to enter into and perform its obligations under this Agreement and the documents contemplated hereby and to consummate the transactions contemplated hereby and thereby. As of the date of this Agreement through the Closing Date, this Agreement has been duly executed and delivered by Seller and is enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

        3.3    Absence of Conflicting Agreements or Required Consents. As of the date of this Agreement through the Closing Date, the execution, delivery and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both) by Seller: (a) do not and will not violate any provisions of Seller's organizational documents; (b) do not and will not conflict with, result in a breach of, constitute a default under, or violate any applicable law, judgment, order, ordinance, injunction, decree, rule regulation or ruling of any court or governmental authority; (c) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, lease, instrument, license or permit to which Seller is a party or by which Seller is bound; and (d) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance upon any of the Station Assets.

        3.4    Litigation. There is no claim, action, counterclaim, suit, litigation, labor dispute, arbitration, or other legal, administrative, or tax proceeding, nor any order, decree, or judgment, pending, or to the knowledge of Seller threatened, against or relating to Seller with respect to the ownership or operation of the Station or otherwise relating to the Station Assets or the business or operations of the Station.

        3.5    Station and Other Licenses.

          (a)  Schedule 1.2(a) contains a true and complete list of the Station Licenses, and there are no other licenses, permits or other authorizations required for the lawful operation of the Station in the manner now operated. Seller has made available to Buyer true and complete copies of the Station Licenses (including any amendments and other modifications thereto). Seller is the authorized legal holder of the Station Licenses. The Station Licenses are in good standing and in full force and effect. To the best of Seller's knowledge, the Station and the facilities of the Station are being operated in all material respects in accordance with the FCC Licenses and all material FCC rules and policies.

          (b)  Except as set forth in Schedule 1.2(a), and except for proceedings affecting the radio broadcasting industry generally, there are no applications, petitions, complaints, investigations, forfeitures, proceedings or other actions pending or, to the best of Seller's knowledge, threatened before the FCC relating to the Station or the Station Licenses. Should any such filing be made or action initiated, Seller shall promptly notify Buyer thereof. To the best of Seller's knowledge, Seller's transmission tower and equipment have been operated and maintained by Seller in material compliance with the Communications Act and the rules and regulations of the FCC and the Federal Aviation Administration ("FAA"), and the tower has been properly registered with the FCC and approved by the FAA as necessary.

          (c)  Seller is qualified to hold the FCC Licenses.

          (d)  In addition to the Station Licenses, to the best of Seller's knowledge, Seller possesses all licenses and other required governmental or official approvals, permits or authorizations, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of Seller. To Seller's knowledge, such licenses, approvals, permits and authorizations are in full force and effect, Seller is in compliance with their requirements and no proceeding is pending or threatened to revoke or amend any of them. Schedule 1.2(d) contains a complete list of such licenses, approvals, permits and authorizations.

        3.6    Title to and Condition of Real and Personal Property.

          (a)  Except as disclosed on Schedule 1.2(b), Seller has good and marketable title to the Personal Property free and clear of all Liens. Except as disclosed on Schedule 1.2(h), Seller has good and marketable title to the Real Property, free and clear of all Liens.

          (b)  At the Closing, the Personal Property will be in good condition and working order, ordinary wear and tear excepted, and reasonably suitable for the uses for which intended, free from any defects known to Seller, normal wear and tear excepted, and will be in material compliance with the published rules and regulations of the FCC and, to the best of Seller's knowledge, all other applicable federal, state and local statutes, ordinances, rules and regulations.

          (c)  Both the Personal Property and the Real Property are available for immediate use in the operation of the Station. Seller has not received written notice of any violation of law, municipal or county ordinances or other legal requirements with respect to the Real Property or with respect to the use, occupancy or construction thereof. Seller has not received any written notice of any pending or threatened termination or impairment of access to the Real Property or discontinuation of necessary sewer, water, electrical, gas, telephone or other utilities or services.

          (d)  Seller has not received any written notice (i) that either the whole or any portion of the Real Property is to be condemned, requisitioned or otherwise taken by any public authority, (ii) of violation of restrictive covenants, deed restrictions or governmental requirements on the Real Property which have not been remedied, (iii) of any proceedings which would cause the change, redefinition or other modification of the zoning classification or (iv) any proceedings to widen or realign any street or highway adjacent to the Real Property.

        3.7    Leased Property.

          (a)  Schedule 1.2(c) contains descriptions of all of Seller's leased property interests (the "Leased Property").

          (b)  Seller owns a valid interest as Lessee under the Leased Property free and clear of all Liens.

        3.8    Assumed Contracts. To the best of Seller's knowledge, the Assumed Contracts are in full force and effect and are legally valid, binding and enforceable by Seller in accordance with their respective terms, except as limited by laws affecting creditor's rights or equitable principles generally. To the best of Seller's knowledge, Seller is not in any material respect in default under Assumed Contracts.

        3.9    Compliance with Laws. To the best of Seller's knowledge, Seller has complied in all material respects with, and is not in any material respect in violation of, any federal, state or local laws, statutes, rules, regulations or orders relating to the ownership and operation of the Station.

        3.10    Broker's Fees. As of the date of this Agreement through the Closing Date, other than a payment owed by Seller to Media Venture Partners, and a payment to Star Media Group owed by Buyer, neither Seller nor any person or entity acting on Seller's behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, and no person or entity is entitled to any such payment from Seller in connection with the transactions contemplated by this Agreement.

        3.11    Consents. As of the date of this Agreement, except for the FCC Consent provided in Section 5.1, a filing with the Federal Trade Commission and the United States Justice Department under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended ("Hart-Scott-Rodino"), if applicable, and the consents listed on Schedule 1.2(c), no consent, approval, permit, or authorization of, or declaration to, or filing with any governmental or regulatory authority or any other third party is required (a) to consummate the transactions contemplated hereby; or (b) to permit Seller to assign or transfer the Station Assets to Buyer.

        3.12    Taxes. Seller has filed all federal, state, county and local tax returns and reports required to be filed by it with respect to taxes for which successor liability will apply, including payroll, property, withholding, social security, sales and use taxes, to the extent that such taxes relate to the Station Assets; has either paid in full all such taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or has fully accrued on its books or has established adequate reserves for all taxes payable but not yet due; and has made required cash deposits with appropriate governmental authorities representing estimated payments of taxes, including employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by Seller with respect to any such tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been assessed (or, to the knowledge of Seller, claimed or proposed) against Seller, nor has Seller received notice of any such deficiency, delinquency or default.

        3.13    Reports. All reports and statements that the Seller is required to file with the FCC have been filed, and all reporting requirements of the FCC have been complied with in all material respects.

        3.14    Trademarks and Similar Rights. To the best of Seller's knowledge, the use of the Intellectual Property in connection with the conduct or operation of the Station has not infringed, is not infringing upon and is not otherwise violating the rights of any third party in or to such Intellectual Property or the asserted proprietary rights of others, and no notices have been received by Seller that the use of the Intellectual Property in connection with the conduct or operation of the Station infringes upon or otherwise violates any rights of a third party in or to the Intellectual Property or the proprietary rights of others.

        3.15    Financial Statements of Seller.

        Seller has previously delivered to Buyer Seller's unaudited balance sheet and income statement as of and for the year ended December 31, 2000 and unaudited balance sheet and income statement as of and for the nine (9) months ended September 30, 2001. These financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently followed by Seller throughout the periods indicated (except that they may omit certain footnotes required by such principles and the interim financial statements do not reflect normal year-end adjustments and accruals) and fairly present financial position of Seller as of the respective dates of the balance sheets included and the results of its operations for the respective periods indicated.

        3.16    Absence of Changes in Seller's Business Operations. With reference to the Station Assets and the operations of the Station, from September 30, 2001 to the date hereof, there has not been any:

          (a)  Transaction by Seller related to the Station entered into except in the ordinary course of business;

          (b)  Material adverse change in the financial condition, liabilities, assets, business, or prospects of Seller with respect to the Station;

          (c)  Destruction, damage, or loss of any asset of Seller (insured or uninsured) that materially and adversely affects the financial condition, business, or prospects of Seller with respect to the Station;

          (d)  Material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Seller with respect to the Station;

          (e)  Sale or transfer of any material asset used by Seller in the operation of the Station, except in the ordinary course of business;

          (f)    Amendment or termination of any contract, agreement, or license related to the operation of the Station, except in the ordinary course of business;

          (g)  Commencement or notice or threat of commencement of any civil litigation or any governmental proceeding against or investigation of the Seller or the affairs of either of them; or

          (h)  Labor trouble or claim of wrongful discharge or other unlawful labor practice or action.

        3.17.    Personnel. Schedule 3.17 lists the names of all persons employed by Seller directly and principally in connection with the operation of the Station. Seller is not a party to or subject to any collective bargaining agreements with respect to the Station. To the best of Seller's knowledge, there is no representation or organizing effort pending or threatened against or involving or affecting Seller with respect to employees employed at the Station. There is no pending or, to the best of Seller's knowledge, threatened labor dispute, strike, or work stoppage affecting the Station.

        3.18    Employee Benefits.

          (a)  All of Seller's Employee Plans and Compensation Arrangements providing benefits to employees of the Station as of the Effective Date are listed and described in Schedule 3.18, and copies of any such written Employee Plans and Compensation Arrangements (or related insurance policies) and any amendments thereto are available to Buyer, along with copies of any currently available employee handbooks or similar documents describing such Employee Plans and Compensation Arrangements. Except as disclosed in Schedule 3.18, there is not now in effect or scheduled to become effective any new Employee Plan or Compensation Arrangement or any

  amendment to an existing Employee Plan or Compensation Arrangement which will affect the benefits of employees or former employees of the Station.

          (b)  Seller does not contribute to and is not required to contribute to any Multiemployer Plan with respect to its employees at the Station.

        3.19    Environmental Matters. In respect of the Real Property:

          (a)  Seller has not received any written notice from any governmental authority that Seller is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment, (hereinafter "Environmental Laws");

          (b)  Seller has not received written notice from any third party, including without limitation any federal, state or local governmental authority, that any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substance as defined by 42 U.S.C. §9601(33) or any toxic substance, oil or hazardous material or other hazardous chemical or hazardous substance regulated by any Environmental Laws ("Hazardous Substances") which Seller has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that Seller conduct a remedial investigation, removal or other response action pursuant to any Environmental Law;

          (c)  No portion of any of the Real Property. has been used by Seller for the handling, manufacturing, processing, storage or disposal of Hazardous Substances in material violation of applicable Environmental Laws; and

          (d)  To the knowledge of Seller, there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) by Seller or threatened releases by Seller of Hazardous Substances on, upon, into or from any of the Real Property in material violation of applicable Environmental Laws.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as follows:

        4.1    Organization and Standing. Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

        4.2    Authorization and Binding Obligation. Buyer has all necessary power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other documents required hereby have been duly executed and delivered by Buyer and constitute valid and binding obligations enforceable against Buyer in accordance with their terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

        4.3    Absence of Conflicting Agreements or Required Consents. Except for the FCC Consent, a filing with the Federal Trade Commission and the United States Justice Department under Hart-Scott-Rodino, if applicable, and the consents on Schedule 1.2(c), the execution, delivery and performance of this Agreement by Buyer: (a) do not and will not violate any provision of Buyer's organizational documents; (b) do not and will not require the consent of any third party or governmental authority; (c) do not and will not violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority; and (d) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination or acceleration of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement, lease, instrument, license or permit to which Buyer is now subject.

        4.4    Absence of Litigation. There is no claim, litigation, arbitration or proceeding pending or, to the best of Buyer's knowledge, threatened, before or by any court, governmental authority or arbitrator, that seeks to enjoin or prohibit, that questions the validity of or that might materially hinder or impair Buyer's performance of its obligations under this Agreement.

        4.5    FCC Qualifications. To the best of Buyer's knowledge, Buyer is qualified under the Communications Act of 1934, as amended, and the rules and regulations of the FCC to be the assignee of the FCC Licenses, it being understood that Buyer has a duty to ascertain what would cause it to lose such qualification. There are no facts known to Buyer that would delay the consummation of the transactions contemplated by this Agreement. Buyer has no reason to believe that the FCC assignment contemplated hereby might be challenged or might not be granted by the FCC in the ordinary course solely because of its qualifications.

        4.6    Broker's Fees. Other than a payment due to Media Venture Partners, to be paid by Seller at the Closing, and a payment to Star Media Group, to be paid by Buyer at the Closing, neither Buyer nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, and no person or entity is entitled to any such payment from Buyer in connection with the transactions contemplated by this Agreement.

        4.7    Bankruptcy. No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Buyer or any of its affiliates are pending or threatened, and neither Buyer nor any of its affiliates has made an assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

        4.8    Financial Qualifications. Buyer is financially qualified to consummate the transactions contemplated by this Agreement and to certify to its financial qualifications on FCC Form 314.

        4.9    Seller's Representations and Warranties. Buyer has not relied on or been induced to enter into this Agreement by any statement, representation or warranty other than those expressly set forth in Article 3 of this Agreement.

        4.10    Condition of Real and Personal Property. Prior to entering into this Agreement, Buyer has inspected the Real and Personal Property and, assuming the accuracy of Seller's representations and warranties set forth herein, is satisfied with its present condition, except that the transmitter site shall be free of all tenancies and occupants at the Closing.

ARTICLE 5
GOVERNMENTAL CONSENTS

        5.1    FCC Application.

          (a)  The assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC. Prior to the Closing, Buyer shall not directly or indirectly control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Station, and all such operations, including complete control and supervision of all of the Station's programs, employees, and policies, shall be the sole responsibility of Seller until the Closing.

          (b)  No later than ten (10) days after the date of this Agreement, Buyer and Seller shall prepare and jointly file a complete and grantable FCC Application, and the parties shall use reasonable efforts to cause the FCC to accept the FCC Application for filing as soon as practicable. Seller and Buyer shall thereafter prosecute the FCC Application in good faith and with all reasonable diligence and otherwise use their best efforts to obtain the grant of the FCC Application as expeditiously as practicable; provided, however, that neither Seller nor Buyer shall have any obligation to satisfy any complainant or the FCC by taking any steps which would have a material adverse effect upon Seller or Buyer or upon any affiliated entity, but neither the expense nor inconvenience to a party of defending against a complainant or an inquiry by the FCC shall be considered a material adverse effect on such party. If the FCC Consent imposes any condition on any party hereto, such party shall use its best efforts to comply with such condition; provided, however, that no party shall be required to comply with any condition that would have a material adverse effect upon it or any affiliated entity. If rehearing, reconsideration or judicial review is sought by a third party or by the FCC on its own motion with respect to the FCC Consent, Buyer and Seller shall vigorously oppose such efforts for rehearing, reconsideration or judicial review; provided, however, that nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to Article 10 (Termination Rights).

          (c)  All FCC filing or grant fees with respect to the assignment of the FCC Licenses from Seller to Buyer shall be paid equally by Buyer and Seller. Each party shall otherwise bear its own costs and expenses (including the fees and disbursements of its counsel) in connection with the preparation of the portion of the FCC Application to be prepared by it and in connection with the processing and defense of the application.

        5.2    Other Filings and Governmental Consents. Promptly following the execution of this Agreement, the parties shall prepare and file with the appropriate governmental authorities any other requests for approval or waiver that are required from such governmental authorities in connection with the transactions contemplated hereby and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers. If applicable, the parties will comply with the filing and waiting period requirements of Hart-Scott-Rodino. Buyer shall pay the Hart-Scott-Rodino filing fee. Each party shall bear its own costs and expenses in connection with the preparation of any filings, documents or requests to be prepared by it in order to obtain such governmental consents, approvals or waivers and in connection with any prosecution or defense by it of such filings, documents or requests.

ARTICLE 6
COVENANTS

        6.1    Conduct of Business.

          (a)  Affirmative Covenants. Between the date of this Agreement and the Closing Date; except as expressly permitted by this Agreement or with the prior written consent of Buyer, which consent shall not be unreasonably withheld, Seller shall:

            (i)    Comply in all material respects with all laws applicable to Seller's use of the Station Assets and continue to operate and maintain the Station in conformity with the Station Licenses, the Communications Act of 1934, as amended, and the rules and regulations of the FCC.

            (ii)  Maintain the Station Assets in customary repair, maintenance and condition.

            (iii)  Use reasonable efforts to obtain the consent of any third party necessary for the assignment to Buyer, without any material adverse change, of the contracts listed on Schedule 1.2(c).

            (iv)  Timely make or provide all payments, services or other consideration due for the Assumed Contracts so that all payments required to be made as of the Closing Date will have been paid, except for any amounts being contested by Seller in good faith.

            (v)  Maintain in full force and effect the Station Licenses and all other licenses, permits and authorizations relating to the Station and take any action necessary before the FCC, including the preparation and prosecution of applications for renewal of the FCC Licenses, if necessary, to preserve such licenses in full force and effect without material adverse change.

            (vi)  Maintain insurance on the Station Assets.

            (vii) To the extent reasonably practicable, complete all obligations owing by Seller to advertisers under the Trade-Out Agreements (it being understood that the balance of such obligations shall in no event exceed $20,000 as of the Closing Date).

            (viii) To the extent Seller may do so without penalty, terminate, or send notice of termination of, such of the Assumed Contracts as Buyer may request.

          (b)  Negative Covenants. Between the date of this Agreement and the Closing Date, except as expressly permitted by this Agreement or with the prior written consent of Buyer, which consent shall not be unreasonably withheld, Seller shall not:

            (i)    Terminate, modify or amend any Assumed Contract except as contemplated in Section 6.1(a)(viii).

            (ii)  Create any Lien on any of the Station Assets.

            (iii)  Sell, assign, lease or otherwise transfer or dispose of any of the material Station Assets now owned or hereafter acquired, except for assets consumed or disposed of in the ordinary course of business.

        6.2    Access. Between the date hereof and the Closing Date, Seller will afford Buyer reasonable access to the Station and its assets. Buyer, at its sole expense, shall be entitled to make such engineering and other inspections of the Station Assets as Buyer may desire, so long as such inspection would not unreasonably interfere with the operation of the Station.

        6.3    No Inconsistent Action. Between the date of this Agreement and the Closing, each party shall use its reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the other party to consummate the sale and purchase and shall take no actions which are inconsistent with its obligations under this Agreement or that would materially hinder or delay the consummation of the transactions contemplated by this Agreement. In particular, neither party shall take any action that would jeopardize the Station Licenses, result in its disqualification to hold the FCC Licenses or in any way delay grant of the FCC Application or consummation of the transactions contemplated by this Agreement, and Buyer shall take no action which would impair its financial or other qualifications to consummate this transaction in accordance with its terms. Should either party become aware of any such fact or circumstance, such party shall promptly inform the other.

        6.4    Confidentiality.

          (a)  Buyer and Seller shall each keep confidential all information obtained by it with respect to the other in connection with this Agreement, except where such information is known through other lawful sources or where its disclosure is required in accordance with applicable law. If the transactions contemplated hereby are not consummated for any reason, Buyer and Seller shall return to the other, without retaining a copy thereof in any medium whatsoever, any schedules, documents or other written information, including all financial information, obtained from the other in connection with this Agreement and the transactions contemplated hereby. Except as is required for the consummation of the transaction contemplated by this Agreement, during the period from the date hereof through the Closing Date, both Buyer and Seller shall also keep confidential the fact that the parties have entered into this Agreement and all other matters relating to this transaction.

          (b)  Except as required by the FCC in connection with the filing of the FCC Application, without the prior consent of both Buyer and Seller, there shall be no public announcement relating to this Agreement.

        6.5    Further Assurances. Seller and Buyer shall cooperate and take such actions, and execute such other documents, at the Closing or subsequently, as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement, including, for example, promptly advising each other of all communications relevant to the transactions contemplated by this Agreement received from the FCC after the date of this Agreement and furnishing each other with copies of all such written communications and summaries of all such oral communications.

        6.6    Booster Site Application. Seller shall file with the FCC such booster site applications for the Station as Buyer reasonably determines. Buyer will pay for any expenses arising from such applications.

ARTICLE 7
CONDITIONS PRECEDENT

        7.1    To Buyer's Obligations. The obligations of Buyer hereunder are, at its option, subject to satisfaction or waiver by Buyer (except for prior FCC consent), at or prior to the Closing Date, of each of the following conditions:

          (a)  Representations, Warranties and Covenants.

            (i)    All representations and warranties made by Seller in this Agreement shall be true and correct in all material respects (except as otherwise expressly permitted by this Agreement) on and as of the Closing Date as if made on and as of that date.

            (ii)  All of the terms, covenants and conditions to be complied with and performed by Seller under this Agreement on or prior to Closing Date shall have been complied with or performed by Seller in all material respects.

          (b)  FCC Consent. The FCC Consent shall have been obtained, without the imposition of any condition materially adverse to Buyer except those that are customary in the assignment of FM licenses. Seller shall have complied with any conditions imposed on it by the FCC Consent, and (solely in the event that a petition to deny was filed in connection with the FCC Consent) the FCC Consent shall have become a Final Order (unless Buyer elects to waive the Final Order).

          (c)  No Injunction. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement in accordance with its terms.

          (d)  Governmental Authorizations. Seller shall be the holder of all FCC Licenses, and there shall not have been any modification of any Station License relating to the Station that could have an adverse effect on the Station or the conduct of the business and operations of the Station. No proceeding (other than proceedings affecting the broadcasting industry generally) shall be pending which presents a substantial probability of revocation, failure to renew, suspension or materially adverse modification of any FCC License.

          (e)  Consents. Seller shall have obtained all necessary approvals and consents to the assignment to Buyer of each Assumed Contract without any adverse change in the terms or conditions of such contracts.

          (f)    Deliveries. Seller shall have made or stand willing to make all deliveries required under Section 8.1.

          (g)  Title Insurance. A title insurance company reasonably acceptable to Buyer shall be prepared to issue an owner's title insurance policy in a standard ALTA form insuring Buyer's fee simple title to the Real Property, free and clear of all Liens, with liability limits in the amount of the purchase price of the Real Property, subject only to the delivery of the documents, materials and funds described in Section 8.10, the recordation of the grant deed referred to Section 8.1 and payment of the applicable title insurance premiums.

          (h)  Hart-Scott-Rodino. If applicable, the parties shall have complied with the filing and waiting period requirements of Hart-Scott-Rodino.

        7.2    To Seller's Obligations. The obligations of Seller hereunder are, at its option, subject to satisfaction or waiver by Seller (except for prior FCC Consent), at or prior to the Closing Date, of each of the following conditions:

          (a)  Representations, Warranties and Covenants.

            (i)    All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects (except as otherwise expressly permitted by this Agreement) on and as of the Closing Date as if made on and as of that date.

            (ii)  All of the terms, covenants and conditions to be complied with or performed by Buyer under this Agreement on or prior to the Closing Date shall have been complied with or performed by Buyer in all material respects.

          (b)  FCC Consent. The FCC Consent shall have been obtained, without the imposition of any condition materially adverse to Seller except those that are customary in the assignment of FM licenses. Buyer shall have complied with any conditions imposed on it by the FCC Consent, and (solely in the event that a petition to deny was filed in connection with the FCC Consent) the FCC Consent shall have become a Final Order (unless Seller elects to waive the Final Order).

          (c)  No Injunction. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement in accordance with its terms.

          (d)  Deliveries. Buyer shall have made or stand willing to make all the deliveries required under Section 8.2 and shall have paid or stand willing to pay the Purchase Price as provided in Section 2.2.

          (e)  Hart-Scott-Rodino. If applicable, the parties shall have complied with the filing and waiting period requirements of Hart-Scott-Rodino.

          (f)    Consent. All necessary approvals and consents to the assignment to Buyer of each Assumed Contract shall have been obtained.

ARTICLE 8
DOCUMENTS TO BE DELIVERED AT THE CLOSING

        8.1    Documents to be Delivered by Seller. At the Closing, Seller shall deliver to Buyer the following:

          (a)  Copies of resolutions of the board of directors and shareholders of Seller authorizing the execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, certified by a duly authorized officer of Seller as being true, correct and complete as of the Closing Date;

          (b)  A certificate, dated as of the Closing Date, executed by an officer of Seller, certifying that the closing conditions specified in Section 7.1(a) have been satisfied;

          (c)  Duly executed instruments of conveyance and transfer, in form and substance reasonably satisfactory to Buyer, effecting the sale, transfer, assignment and conveyance of the Station Assets to Buyer free and clear of all Liens, including, but not limited to, the following:

            (i)    an assignment of the FCC Licenses;

            (ii)  bills of sale for all Personal Property;

            (iii)  a grant deed for the Real Property; and

            (iv)  an assignment of Seller's rights under the Assumed Contracts;

          (d)  A copy of any instrument evidencing receipt of any of the required consents described in Section 7.1(e);

          (e)  Opinions of Seller's corporate counsel and FCC counsel dated as of the Closing Date, substantially in the form of Exhibits B and C hereto, respectively;

          (f)    A joint notice to the Escrow Agent executed by Seller directing the Escrow Agent to pay the Escrow Deposit to Seller as part of the Purchase Price; and

          (g)  Such other documents, information, certificates and materials as may be required by this Agreement.

        8.2    Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Seller the following:

          (a)  Copies of resolutions of the managers, members, partners, board of directors and/or shareholders, as the case may be, of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby;

          (b)  A certificate, dated as of the Closing Date, executed on behalf of Buyer by a duly authorized representative of Buyer, certifying that the closing conditions specified in Section 7.2(a) have been satisfied;

          (c)  The Purchase Price in immediately available wire transferred federal funds as provided in Section 2.2 (including a joint notice to the Escrow Agent executed by Buyer directing the Escrow Agent to pay the Escrow Deposit to Seller as part of the Purchase Price);

          (d)  Such other documents, information, certificates and materials as may be required by this Agreement; and

          (e)  Opinions of Buyer's counsel dated as of the Closing Date, substantially in the form of Exhibit D hereto.

ARTICLE 9
INDEMNIFICATION, SURVIVAL

        9.1    Seller's Indemnities. From and after the Closing, Seller shall indemnify, defend, and hold harmless Buyer and its affiliates and their respective members, managers, partners, directors, officers, employees, and representatives, and the successors and assigns of any of them, and any person claiming by or through any of them, from and against, and reimburse them for, all claims, damages, liabilities, losses, costs and expenses, including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses, resulting from:

          (a)  The ownership or operation of the Station Assets prior to the Closing, including without limitation any liabilities arising under the Station Licenses or the Assumed Contracts which relate to events occurring prior to the Closing;

          (b)  Any liabilities of Seller not assumed by Buyer under this Agreement, including without limitation any liabilities arising at any time under any contract or agreement not included in the Assumed Contracts;

          (c)  Any untrue representation, breach of warranty or nonfulfillment of any covenant by Seller contained in this Agreement or in any certificate, document or instrument delivered by Seller to Buyer under this Agreement;

          (d)  Any failure of Seller to comply with any "bulk sales" laws applicable to the transactions contemplated hereby; or

          (e)  Any actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

        9.2    Buyer's Indemnities. From and after the Closing, Buyer shall indemnify, defend and hold harmless Seller and its affiliates and their respective members, managers, partners, directors, officers, employees, and representatives, and the successors and assigns of any of them, and any person claiming by or through any of them, from and against, and reimburse them for, all claims, damages, liabilities, losses, costs and expenses, including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses, resulting from:

          (a)  any untrue representation, breach of warranty or nonfulfillment of any covenant by Buyer contained in this Agreement or in any certificate, document or instrument delivered by Buyer to Seller under this Agreement;

          (b)  the ownership or operation of the Station Assets from and after the Closing;

          (c)  any actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; or

          (d)  any liability or obligations assumed by Buyer under this Agreement.

        9.3    Procedure for Indemnification. The procedure for indemnification shall be as follows:

          (a)  The party seeking indemnification under this Article 9 (the "Claimant") shall give notice to the party from whom indemnification is sought (the "Indemnitor") of any claim, reasonably specifying (i) the factual basis for the claim; and (ii) the amount of the claim if then known. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, notice shall be given by Claimant within fifteen (15) days after written notice of the action, suit or proceeding was given to Claimant. In all other circumstances, notice shall be given by Claimant within thirty (30) days after Claimant becomes aware of the facts giving rise to the claim. Notwithstanding the foregoing, Claimant's failure to give Indemnitor timely notice shall not preclude Claimant from seeking indemnification from Indemnitor if Claimant's failure has not materially prejudiced Indemnitor's ability to defend the claim or litigation.

          (b)  The Claimant shall make available to Indemnitor and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim for indemnity.

          (c)  With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnitor shall defend against the claim with counsel reasonably acceptable to Claimant, and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for reasonable expenses incurred by the Claimant as the result of a request by the Indemnitor. The Claimant shall have the right to participate in the defense of the claim at its own expense. If the Indemnitor does not assume control of the defense of any third party claim, Claimant may, but shall have no obligation to, defend or settle such claim or litigation in such a manner as it deems appropriate, and in such event Indemnitor shall be bound by the results obtained by the Claimant with respect to the claim (by default or otherwise) and shall promptly reimburse Claimant for the amount of all expenses (including the amount of any judgment rendered), legal or otherwise, incurred in connection with such claim or litigation. The Indemnitor shall be subrogated to all rights of the Claimant against any third party with respect to any claim for which indemnity was paid.

        9.4    Limitations. Neither party shall be required to indemnify the other party under this Article 9 unless (i) written notice of a claim under this Article 9 was received by the party within the pertinent survival period specified in Section 9.5; and (ii) the aggregate amount of claims against the party to which the other party (as a Claimant) is entitled to be indemnified under this Agreement exceeds $25,000, after which the Claimant shall be entitled to recover, and the Indemnitor shall be obligated for, all losses, costs, liabilities, damages and expenses for Claimant, including the first $25,000 of such losses.

        9.5    Survival of Representations, Warranties and Covenants. The representations, warranties, covenants, indemnities and other agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement are and will be deemed and construed to be continuing representations, warranties, covenants, indemnities and agreements and shall survive the Closing for a period of two (2) years (the "Survival Period"). No claim may be brought under this Agreement unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period. In the event such notice is given, the right to indemnification with respect thereto shall survive the Survival Period until such claim is finally resolved and any obligations thereto are fully satisfied. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, covenant or agreement contained herein.

ARTICLE 10
TERMINATION RIGHTS

        10.1    Termination.

          (a)  In addition to other available remedies, this Agreement may be terminated by either Buyer or Seller, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other if:

            (i)    the other party is in material breach of this Agreement and such breach has been neither cured within thirty (30) days after written notice of such breach nor waived by the party giving such termination notice;

            (ii)  a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

            (iii)  the Closing has not occurred by a date that is nine (9) months from the date the FCC Application is accepted by the FCC for filing (the "Upset Date");

          (b)  This Agreement may be terminated by mutual written consent of Buyer and Seller.

          (c)  If either party believes the other to be in breach or default of this Agreement, the non-defaulting party shall, prior to exercising its right to terminate under Section 10.1(a)(i), provide the defaulting party with notice specifying in reasonable detail the nature of such breach or default. Except for a failure to pay the Purchase Price, the defaulting party shall have thirty (30) days from receipt of such notice to cure such default; provided that, if the breach or default is due to no fault of the defaulting party and is not capable of cure within such thirty (30) day period, the cure period shall be extended as long as the defaulting party is diligently and in good faith attempting to effect a cure. Nothing in this Section 10.1(c) shall be interpreted to extend the Upset Date.

        10.2    Effect of Termination. The following sections shall survive the termination of this Agreement pursuant to Section 10.1(a): 6.4 (Confidentiality), 11.1 (Default by Seller), 11.2 (Default by Buyer; Liquidated Damages), 11.3 (Limitations on Damages), 12.3 (Entire Agreement; Schedules; Amendment; Waiver), 12.4 (Headings), 12.5 (Computation of Time), 12.6 (Governing Law; Waiver of Jury Trial), 12.7 (Attorneys' Fees), 12.9 (Notices), 12.10 (Counterparts) and 13.1 (Definitions).

ARTICLE 11
REMEDIES UPON DEFAULT

        11.1    Default by Seller; Specific Performance. If Seller breaches or defaults in its obligations under this Agreement, Buyer may pursue any remedies available to it. In the event of such breach of this Agreement by Seller, Buyer will incur substantial damages that are difficult to quantify. Consequently, Seller agrees that Buyer shall be entitled, in the event of a default by Seller, to specific performance of any of the provisions of this Agreement in addition to any other legal or equitable remedies to which it may otherwise be entitled

        11.2    Default by Buyer; Liquidated Damages. If this Agreement is terminated by Seller prior to the Closing pursuant to Section 10.1(a)(i) as a result of a breach or default by Buyer of its representations, warranties, covenants or obligations hereunder, Buyer shall pay the Escrow Deposit to Seller as liquidated damages, in full settlement of any damages of any kind or nature that Seller may suffer or allege to suffer as a result thereof, it being understood and agreed that the amount of liquidated damages represents Buyer's and Seller's reasonable estimate of actual damages and does not constitute a penalty. In the event that Seller is entitled to liquidated damages, the Escrow Deposit plus interest accruing after the date that Seller became entitled to liquidated damages shall be paid over to Seller in satisfaction of Buyer's liability for liquidated damages under this Section 11.2, and all interest on the Escrow Deposit up until the date that Seller was entitled to liquidated damages shall be paid to Buyer.

        11.3    Limitations on Damages. Notwithstanding the foregoing, neither party shall be liable to the other for special, consequential, punitive or exemplary damages, and in no event shall Seller's total liability to Buyer under this Agreement (including, for example, Seller's liability to Buyer pursuant to Section 9.1 (Seller's Indemnities)) exceed the amount of the Purchase Price received by Seller.

ARTICLE 12
OTHER PROVISIONS

        12.1    Transfer Taxes and Expenses. All recordation, transfer, and documentary fees (but not including FCC fees or sales taxes, if any) imposed on this transaction shall be paid one-half by Buyer and one-half by Seller. Sales taxes, if any, imposed in connection with the transactions contemplated by this Agreement shall be paid one-half by Buyer and one-half by Seller. Seller shall pay the premium for the title insurance referred to in Section 7.1(h). Except as otherwise provided in this Agreement, each party shall be solely responsible for and shall pay all other costs and expenses (including attorney and accounting fees) incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

        12.2    Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither Buyer nor Seller may assign its rights under this Agreement without the prior written consent of the other; provided, however, that Buyer may assign this Agreement to one or more of its wholly-owned subsidiaries so long as (i) such assignment does not result in any delay of the Closing and (ii) Hispanic Broadcasting Corporation continues to remain liable hereunder for the obligations of the assignee(s).

        12.3    Entire Agreement; Schedules; Amendment; Waiver. This Agreement and the exhibits and schedules hereto and thereto, embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein. Any matter that is disclosed in a schedule hereto shall be deemed to have been included in other pertinent schedules, notwithstanding the omission of an appropriate cross-reference. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment or consent is sought. No failure or delay on the part of Buyer or Seller in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

        12.4    Headings. The headings set forth in this Agreement are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

        12.5    Computation of Time. If after making computations of time provided for in this Agreement, a time for action or notice falls on Saturday, Sunday or a federal holiday, then such time shall be extended to the next business day.

        12.6    Governing Law; Waiver of Jury Trial. The construction and performance of this Agreement shall be governed by the law of the State of California without regard to its principles of conflicts of law. Any dispute which arises under or relates to this Agreement (whether in contract, tort or both) shall be resolved in the United States District Court for the Northern District of California, or state court, at San Jose, California. By executing and delivering this Agreement, the parties submit to the jurisdiction of such courts. BUYER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING

RELATING IN ANY WAY TO THIS AGREEMENT, INCLUDING ANY COUNTERCLAIM MADE IN SUCH ACTION OR PROCEEDING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE DECIDED SOLELY BY A JUDGE. Buyer and Seller hereby acknowledge that each has been represented by counsel in the negotiation, execution and delivery of this Agreement and that their lawyers have fully explained the meaning of the Agreement, including in particular the jury-trial waiver. Any question of doubtful interpretation shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the drafter of this Agreement.

        12.7    Attorneys' Fees. In the event of any dispute between the parties to this Agreement, Seller or Buyer, as the case may be, shall reimburse the prevailing party for its reasonable attorneys' fees and other costs incurred in enforcing its rights or exercising its remedies under this Agreement. Such right of reimbursement shall be in addition to any other right or remedy that the prevailing party may have under this Agreement.

        12.8    Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

        12.9    Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be addressed to the following addresses or to such other address as any part may request:

        If to Seller:

  Robert S. Kieve, President
  Empire Broadcasting Corporation
  P.O. Box 995
  San Jose, CA 95108-0995
  Fax: (408) 293-6124
  kiev@empirebroadcasting.com

        With a copy to:

  David W. Mitchell, Esq.
  60 South Market Street, Suite 1400
  San Jose, CA 95113
  Fax: (408) 287-2583
  E-Mail: dwm@hogefenton.com

        and

  Jerome S. Silber, Esq.
  23 Wilmont Avenue
  White Plains, NY 10605
  Fax: (914) 428-0088
  E-Mail: radiolaw21@aol.com

        If to Buyer:

  Hispanic Broadcasting Corporation
  3102 Oak Lawn Avenue, Suite 215
  Dallas, Texas 75219
  Attn: Jeffrey T. Hinson, Senior Vice President
  Fax:    214-525-7750
  E-mail: jhinson@hispanicbroadcasting.com

        With a copy to:

  Hallett & Perrin
  2001 Bryan St., Suite 3900
  Dallas, Texas 75201
  Attn: Bruce H. Hallett
  Fax:    214-922-4170
  E-mail: bhallett@hallettperrin.com

Any such notice, demand or request shall be deemed to have been duly delivered and received (a) on the date of personal delivery, (b) on the date of transmission if sent by facsimile, (c) on the date of receipt if mailed by registered or certified mail, postage prepaid and return receipt requested, or (d) on the date of a signed receipt if sent by an overnight delivery service.

        12.10    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

ARTICLE 13
DEFINITIONS

        13.1    Defined Terms. Unless otherwise stated in this Agreement, the following terms when used herein shall have the meanings assigned to them below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

        "Agreement" shall mean this Asset Purchase Agreement.

        "Assumed Contracts" shall have the meaning set forth in Section 1.2(c).

        "Buyer" shall have the meaning set forth in the preamble to this Agreement.

        "Claimant" shall have the meaning set forth in Section 9.3.

        "Closing" shall have the meaning set forth in Section 1.1.

        "Closing Date" shall mean the date on which the Closing is completed.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

        "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan or a Multiemployer Plan, whether written or unwritten, which provides to employees or former employees of the Station any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

        "Employee Plan" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) to which Seller contributes or is bound or which Seller sponsors, or maintains.

        "Escrow Agent" shall mean Media Venture Partners, Ltd..

        "Escrow Agreement" shall mean the agreement among Seller, Buyer and Escrow Agent substantially in the form attached hereto as Exhibit A.

        "Escrow Deposit" shall have the meaning set forth in Section 2.2(a).

        "FCC" shall have the meaning set forth in the preamble to this Agreement.

        "FCC Application" shall mean the application or applications that Seller and Buyer must file with the FCC requesting its consent to the assignment of the FCC Licenses from Seller to Buyer.

        "FCC Consent" shall mean the action by the FCC granting the FCC Application.

        "FCC Licenses" shall have the meaning set forth in Section 1.2(a).

        "Final Order" shall mean action by the FCC with respect to the FCC Application (i) which has not been vacated, reversed, stayed, set aside, annulled or suspended, (ii) with respect to which no timely appeal, request for stay or petition for rehearing, reconsideration or review by any party or by the FCC on its own motion is pending, and (iii) as to which the time for filing any such appeal, request, petition or similar document or for the reconsideration or review by the FCC on its own motion under the Communications Act of 1934, as amended, has expired.

        "Indemnitor" shall have the meaning set forth in Section 9.3.

        "Leased Property" shall have the meaning set forth in Section 3.7(a).

        "Liens" shall mean mortgages, deeds of trust, liens, security interests, pledges, collateral assignments, condition sales agreements, leases, encumbrances, claims or other defects of title, but shall not include (i) liens for current taxes not yet due and payable, (ii) other liens imposed by law (such as materialman's mechanic's, carrier's, worker's and repairman's liens) arising in the ordinary course of business (provided that such liens do not interfere in any material respect with the use of the Station Assets as currently used and that Seller remains liable for paying such liens), (iii) valid leases or subleases to third parties with respect to property not used in the operation of the Station, and which are listed on Schedule 1.2(h); and (iv) in respect of the Real Property, defects in title or other matters that do not materially adversely affect the continued use of the Real Property as currently used by Seller.

        "Material Contracts" shall have the meaning set forth in Section 1.2(c).

        "Other Contracts" shall have the meaning set forth in Section 1.2(c).

        "Personal Property" shall have the meaning set forth in Section 1.2.

        "Purchase Price" shall have the meaning set forth in Section 2.1.

        "Real Property" shall have the meaning set forth in Section 1.2.

        "Seller" shall have the meaning set forth in the preamble to this Agreement.

        "Station" shall have the meaning set forth in the preamble to this Agreement.

        "Station Assets" shall mean the assets to be transferred to Buyer hereunder, as more fully specified in Section 1.2.

        "Station Licenses" shall have the meaning set forth in Section 1.2(a).

        "Survival Period" shall have the meaning set forth in Section 9.5.

        "Trade-Out Agreements" shall have the meaning set forth in Section 1.2(i).

        "Upset Date" shall have the meaning set forth in Section 10.1(a)(iii).

        13.2.    Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms apply to females as well as males; feminine terms apply to males as well as females. The term "includes" or "including" is by way of example and not limitation.

        IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the date first written above.

        SELLER:

        Empire Broadcasting Corporation

        By: /s/ Robert S. Kieve

      Robert S. Kieve, President

        BUYER:

        Hispanic Broadcasting Corporation

        By: /s/ McHenry T. Tichenor, Jr.

      McHenry T. Tichenor, President and CEO

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ASSET PURCHASE AGREEMENT
ARTICLE 1 ASSETS TO BE CONVEYED
ARTICLE 2 PURCHASE PRICE
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER
ARTICLE 5 GOVERNMENTAL CONSENTS
ARTICLE 6 COVENANTS
ARTICLE 7 CONDITIONS PRECEDENT
ARTICLE 8 DOCUMENTS TO BE DELIVERED AT THE CLOSING
ARTICLE 9 INDEMNIFICATION, SURVIVAL
ARTICLE 10 TERMINATION RIGHTS
ARTICLE 11 REMEDIES UPON DEFAULT
ARTICLE 12 OTHER PROVISIONS
ARTICLE 13 DEFINITIONS